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                                                                    Exhibit 4.20

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                           SIRIUS SATELLITE RADIO INC.


                                       AND


                              THE BANK OF NEW YORK,


                                   as Trustee


                                   ----------


                          SECOND SUPPLEMENTAL INDENTURE


                          Dated as of February 20, 2004


                                       TO


                                    Indenture


                            Dated as of May 23, 2003


                                   ----------


                        2 1/2% Convertible Notes due 2009


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                                SECOND SUPPLEMENTAL INDENTURE, dated as of the
                        20th day of February 2004 (this "Second Supplemental Indenture"), between Sirius Satellite Radio Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under the Indenture, dated as of May 23, 2003, between the Company and the Trustee (the "Indenture").

                The Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its Securities, to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided.

                Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 2 1/2% Convertible Notes due 2009 (the "Series 2 1/2% Notes"), the form of such Series 2 1/2% Notes and the terms, provisions and conditions thereof to be as provided in the Indenture and this Second Supplemental Indenture.

                The Company has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture. All requirements necessary to make this Second Supplemental Indenture a valid instrument, enforceable in accordance with its terms, and to make the Series 2 1/2% Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery of this Second Supplemental Indenture and the Series 2 1/2% Notes, have been in all respects duly authorized.

                NOW, THEREFORE, in consideration of the purchase and acceptance of the Series 2 1/2% Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form of the Series 2 1/2% Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                         General Terms and Conditions of
                             the Series 2 1/2% Notes

                SECTION 1.01. Title and Terms. There shall be and is hereby authorized a series of Securities designated the "2 1/2% Convertible Notes due 2009", limited in aggregate principal amount up to $300,000,000. The Series 2 1/2% Notes shall mature and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, on February 15, 2009. The Series 2 1/2% Notes shall be convertible into shares of common stock, $0.001 par value, of the Company, as such shares shall be constituted at the time of conversion ("Common Stock"), in accordance with Article III hereof. The Series 2 1/2% Notes and the Trustee's certificate of authentication shall be









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substantially in the form of Exhibit A, which is hereby incorporated in and expressly made part of this Indenture. The Series 2 1/2% Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Series 2 1/2% Note shall be dated the date of its authentication. The terms of the Series 2 1/2% Notes set forth in Exhibit A are part of the terms of this Second Supplemental Indenture.

                                   ARTICLE II

                                 The Securities

                SECTION 2.01. (a) Form and Dating. The Series 2 1/2% Notes will be offered and sold by the Company pursuant to the Amended and Restated Purchase Agreement (the "Purchase Agreement") dated as of February 13, 2004 between the Company and Morgan Stanley & Co. Incorporated (the "Initial Purchaser"). The Series 2 1/2% Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement. Series 2 1/2% Notes may thereafter be transferred to, among others, QIBs and IAIs, subject to the restrictions on transfer set forth herein. Series 2 1/2% Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") without interest coupons, with the global securities legend and restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Series 2 1/2% Notes represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

                Beneficial interests in Rule 144A Global Securities may be exchanged for an interest in securities resold to IAIs, which securities shall be issued in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "IAI Global Security"), if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Rule 144A Global Security first delivers to the trustee a written certificate (substantially in the form of Exhibit B) to the effect that (A) the Rule 144A Global Security is being transferred to an "accredited investor" within the meaning of 501(a) (1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                Beneficial interests in IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a









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                                                                               3


transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the IAI Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the IAI Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                The Rule 144A Global Security and the IAI Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                (c) Certificated Securities. Except as provided under the Indenture or this Second Supplemental Indenture, owners of beneficial interests in the Global Securities shall not be entitled to receive physical delivery of certificated Series 2 1/2% Notes.

                SECTION 2.02. Transfer and Exchange. (a) Transfer and Exchange of Global Securities. (1) The transfer and exchange of Global Securities or beneficial interest therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of









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the Depository to be credited with a beneficial interest in the Global Security.
The Security Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                (2) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

                (3) Notwithstanding any other provisions of this Indenture and Second Supplemental Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                (4) In the event that Global Securities are exchanged for Securities in certificated registered form pursuant to Section 2.01 (c), prior to the consummation of a Shelf Registration Statement in accordance with the Registration Rights Agreement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.02 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

                (b) Legend. (1) Except as permitted by the following paragraphs
(2) and (3), each Security certificate evidencing Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3), OR
        (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE









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        TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE
        SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO SIRIUS SATELLITE RADIO INC., OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO ANY INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

                (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                (3) After a transfer of any Series 2 1/2% Notes during the period of the effectiveness of a registration statement with respect to such Series 2 1/2% Notes and









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pursuant to such effective registration statement, all requirements pertaining to legends on such Series 2 1/2% Notes will cease to apply, the requirements requiring global form will cease to apply, and the Series 2 1/2% Notes, without restrictive transfer legends, will be available to the transferee of the Holder of such Series 2 1/2% Notes upon exchange of such transferring Holder's certificated Security or directions to transfer such Holder's interest in the Global Securities, as applicable.

                (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                (d) No Obligation of the Trustee.

                        (i) The Trustee shall have no responsibility or
                obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                        (ii) The Trustee shall have no obligation or duty to
                monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.









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                SECTION 2.03. Right To Require Repurchase. In the event that a
Fundamental Change (as defined herein) shall occur, each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Series 2 1/2% Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000 (provided that no single Series 2 1/2% Note may be repurchased in part unless the portion of the principal amount of such Series
2 1/2% Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000), on the date (the "Repurchase Date") that is 30 days after the date of the occurrence of a Fundamental Change or, if such 30th day is not a Business Day, the first Business Day thereafter, for cash at a purchase price equal to 100% of the principal amount to be repurchased plus interest accrued and unpaid thereon to, but excluding, the Repurchase Date (subject to the right of Holders of record on the Regular Record Date to receive interest on the relevant Interest Payment Date) (the "Repurchase Price"). If the Repurchase Date is between a Regular Record Date and the related Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holder of record of the Series 2 1/2% Note on such Regular Record Date.

                SECTION 2.04. Notices; Method of Exercising Repurchase Right, Etc. (a) On or before the 10th day after the occurrence of a Fundamental Change, the Company shall mail notice to all Holders (and to beneficial owners as required by applicable law) of Series 2 1/2% Notes (the "Company Notice") of the occurrence of the Fundamental Change and of the repurchase right set forth herein arising as a result thereof. If the Company gives such notice, the Company shall also deliver a copy of such notice to the Trustee.

                Each Company Notice shall include the form of a Fundamental Change Purchase Notice (as defined below) to be completed by the Holder and shall state:

                        (1) the date of such Fundamental Change and, briefly,
                the events causing such Fundamental Change;

                        (2) the date by which the Fundamental Change Purchase
                Notice must be delivered;

                        (3) the Repurchase Date;

                        (4) the Repurchase Price;

                        (5) a description of the procedure which a Holder must
                follow to exercise its repurchase right under this Section 2.04;

                        (6) the procedures for withdrawing a Fundamental Change
                Purchase Notice by a Holder, including a form of notice of withdrawal;

                        (7) the place or places where such Series 2 1/2% Notes
                are to be surrendered for payment of the Repurchase Price;









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                        (8) briefly, the conversion rights of Holders of Series
                2 1/2% Notes;

                        (9) the Conversion Rate and any adjustments thereto, the
                date on which the right to convert the Series 2 1/2% Notes will terminate and the places where such Series 2 1/2% Notes may be surrendered for conversion; and

                        (10) that Holders who want to convert Series 2 1/2%
                Notes must satisfy the requirements set forth in the Series 2 1/2% Notes in order to convert the Series 2 1/2% Notes.

                No failure of the Company to give the foregoing notice or defect therein shall limit any Holder's right to exercise its repurchase right or affect the validity of the proceedings for the repurchase of Series 2 1/2% Notes.

                (b) To exercise its repurchase right, a Holder shall deliver to the Paying Agent or an office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, prior to the close of business on or before the Repurchase Date written notice of the Holder's exercise of such right (the "Fundamental Change Purchase Notice"), which notice shall set forth (i) the name of the Holder, (ii) the principal amount of the Series 2 1/2% Notes to be repurchased (and, if any Series 2 1/2% Note is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered), (iii) a statement that an election to exercise the repurchase right is being made thereby pursuant to the applicable provisions of the Series 2 1/2% Notes, and (iv) the certificate numbers of the Series 2 1/2% Notes with respect to which the repurchase right is being exercised.

                (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Paying Agent the Repurchase Price in cash, for payment to the Holder on the Repurchase Date, payable with respect to the Series 2 1/2% Notes (or portion thereof) as to which the repurchase right has been exercised; provided, however, that such Series 2 1/2% Note for which a repurchase right has been exercised has been delivered to the Paying Agent at any time after the notice of exercise of a repurchase right shall have been given. Payment of the Repurchase Price for such Series 2 1/2% Note shall be made promptly following the later of the Business Day following the Repurchase Date and time of delivery of the Series 2 1/2% Note. If the Paying Agent holds money sufficient to pay the Repurchase Price on the Business Day following the Repurchase Date, then, immediately after the Repurchase Date, such Series 2 1/2% Note shall cease to be outstanding and interest will cease to accrue and will be deemed paid regardless of whether such Series 2 1/2% Note has been delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right of such Holder to receive the Repurchase Price upon delivery of such Series 2 1/2% Note).

                (d) On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent,









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                                                                               9


segregate and hold in trust as provided in Section 10.3 of the Indenture) an amount of money sufficient to pay the Repurchase Price of the Series 2 1/2% Notes which are to be repaid on the Repurchase Date.

                (e) If any Series 2 1/2% Note (or portion thereof) surrendered for repurchase shall not be so paid on the Business Day following the Repurchase Date, the principal amount of such Series 2 1/2% Note (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate of 2 1/2% per annum, and each Series 2 1/2% Note shall remain convertible into Common Stock in accordance with Article III herein until the principal of such Series 2 1/2% Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

                (f) Any Series 2 1/2% Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Series 2 1/2% Note without service charge, a new Series 2 1/2% Note or Series 2 1/2% Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the portion of the principal of the Series 2 1/2% Note so surrendered that was not repurchased.

                (g) Any Holder that has delivered to the Trustee a Fundamental Change Purchase Notice shall have the right to withdraw such notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent prior to the close of business on such date. The notice of withdrawal shall state the principal amount and the certificate numbers of the Series 2 1/2% Notes as to which the withdrawal notice relates and the principal amount, if any, which remains subject to the notice of exercise of a repurchase right. A Series 2 1/2% Note in respect of which a Holder has exercised its option to require repurchase upon a Fundamental Change may thereafter be converted into Common Stock only if such Holder withdraws its notice in accordance with the preceding sentence.

                SECTION 2.05. Certain Definitions. For purposes of this Article
II:

                (a) the term "beneficial owner" shall be determined in accordance with Rules l3d-3 and 13d-5 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; and

                (b) the term "Person" shall include any syndicate or group which would be deemed to be a "Person" under Section 13(d)(3) of the Exchange Act.

                SECTION 2.06. Fundamental Change. A "Fundamental Change" shall mean any transaction or event (whether by means of an exchange offer, liquidation,









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                                                                              10


tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock outstanding is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that:

                (a) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or

                (b) is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

                SECTION 2.07. Amendments to Transfer Restrictions Pursuant to
Section 9.1(a)(11) of the Indenture, changes may be made, without the consent of any holders of Securities, to provisions of this Second Supplemental Indenture relating to the form, authentication, transfer and legending of the Series
2 1/2% Notes; provided, however, that (a) such changes do not adversely affect the right of any Holder of a Series 2 1/2% Note and (b) compliance with the Indenture and this Second Supplemental Indenture as so amended would not result in the Securities being transferred in violation of the Securities Act or any other applicable securities laws.

                                   ARTICLE III

                                   Conversion

                SECTION 3.01. Conversion Privilege. A Holder of a Series 2 1/2% Note may convert such Series 2 1/2% Note into Common Stock at any time during the period stated in paragraph 7 of the Series 2 1/2% Notes. The number of shares of Common Stock issuable upon conversion of a Series 2 1/2% Note per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 7 of the Series 2 1/2% Notes, subject to adjustment as herein set forth.

                A Holder may convert a portion of the Principal Amount of a Series 2 1/2% Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Second Supplemental Indenture that apply to conversion of all of a Series 2 1/2% Note also apply to conversion of a portion of a Series 2 1/2% Note.

                SECTION 3.02. Conversion Procedure. To convert a Series 2 1/2% Note a Holder must satisfy the requirements contained in paragraph 7 of the Series 2 1/2% Notes. The date on which a Holder of Series 2 1/2% Notes satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 3.03. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Series
2 1/2% Note on any date when the stock transfer books of the Company shall be closed shall be









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                                                                              11


effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Series 2 1/2% Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Series
2 1/2% Note, such Person shall no longer be a Holder of such Series 2 1/2% Note unless the Company defaults in the delivery of shares of Common Stock in respect of such conversion and such default continues for a period of 10 days.

                No payment or adjustment will be made for dividends or other distribution with respect to any Common Stock except as provided in this Article III.

                If the Holder converts more than one Series 2 1/2% Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Series 2 1/2% Notes converted.

                Upon surrender of a Series 2 1/2% Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder, a new Series 2 1/2% Note in an authorized denomination equal in Principal Amount to the unconverted portion of the Series 2 1/2% Note surrendered.

                If the last day on which a Series 2 1/2% Note may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Series 2 1/2% Note may be surrendered to the Conversion Agent on the next succeeding day that is not a Legal Holiday.

                SECTION 3.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Series 2 1/2% Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the last reported sale price (determined as set forth in the definition of Current Market Price), on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

                SECTION 3.04. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of a Series 2 1/2% Note in accordance with
Section 3.01. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                SECTION 3.05. Company To Provide Stock. The Company shall, prior to issuance of any Series 2 1/2% Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Series 2 1/2% Notes into Common Stock.

                All shares of Common Stock delivered upon conversion of the Series 2 1/2% Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim, other than any lien or claim created by the Holder.

                The Company shall endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series 2 1/2% Notes, if any, and will use its best efforts to list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                SECTION 3.06. Adjustment for Change in Capital Stock. In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Series 2 1/2% Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above had such Series 2 1/2% Note been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 3.06 shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of subdivision or combination.

                SECTION 3.07. Adjustment for Rights Issue. In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined herein) per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be increased by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common

Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the 2 1/2% Notes into Common Stock in accordance with the provisions of this Indenture, the conversion of the 2 1/2% in accordance with the requirements of such automated quotation system or exchange at such time.

                SECTION 3.08. Adjustment for Other Distributions. (1) In case the Company shall distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (including cash or securities) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3.07) (any of the foregoing hereinafter in this Section 3.08(a) called the "Distributed Securities") then, in each case, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below, and the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee; provided, however, that in the case of Distributed Securities that are capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company that are listed or quoted on a national or regional exchange or market, the fair market value of such Distributed Securities shall be the average closing sales prices of such Distributed Securities for the ten Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such distribution on the Nasdaq National Market or such other national or regional exchange or market on which the Distributed Securities are then listed or quoted) of the Distributed Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                (b) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, then the Conversion Rate shall be increased so that it equals the rate determined by multiplying the Conversion Rate in effect on the record date with respect to the cash distribution by a fraction, (x) the numerator of which shall be the Current Market Price of a share of Common Stock on the record date, and (y) the denominator of which shall be the same price of a share on the record date less the amount of the distribution. For purposes of this Section 3.08(b) only, (A) "Current Market Price" shall mean the average of the daily closing sale prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of the date of determination and the day before the "ex" date with respect to the distribution requiring such computation and (B) the term "ex" date, when used with respect to any distribution, means the date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such distribution.

                (c) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of such Board of Directors or such duly authorized committee thereof, as the case may be, at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (excluding any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company or such Subsidiary is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate, that would then be effect if such tender or exchange offer had not been made.

                (d) In case a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount that increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding shall expire and such tender or exchange offer shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of such Board of Directors or such duly authorized committee thereof, as the case may be) at the Expiration Time that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors of the Company is not recommending rejection of the offer, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Purchased Shares and (y) the product of the number of shares of Common Stock outstanding (excluding any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                Notwithstanding the foregoing, the adjustment described in this
Section 3.08(d) shall not be made if, as of the Expiration Time, the prospectus relating to such tender offer discloses a plan or an intention to cause the Company to engage in any transaction described in Article 8 of the Indenture.

                SECTION 3.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                All calculations under this Article III shall be made to the nearest cent or to the nearest 1/l0,000th of a share, as the case may be.

                SECTION 3.10. When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                No adjustment need be made for a change in the par value or no par value of the Common Stock.

                To the extent the Series 2 1/2% Notes become convertible or exchangeable into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

                SECTION 3.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to the Holders of the Series 2 1/2% Notes a notice of such adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The notice shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof.

                SECTION 3.12. Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Sections 3.06, 3.07 and 3.08, as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time, the increase is irrevocable during such period and the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to the Holders of the Series 2 1/2% Notes and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least five Trading Days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                SECTION 3.13. Notice of Certain Transactions. If:

                        (1) the Company makes any distribution or dividend that
                would require an adjustment in the Conversion Rate pursuant to
                Section 3.06, 3.07 or 3.08;

                        (2) the Company takes any action that would require a
                supplemental indenture pursuant to Section 3.14; or

                        (3) there is a liquidation or dissolution of the
                Company;

then the Company shall mail or shall deliver to the Trustee and direct the Trustee to mail to Holders of the Series 2 1/2% Notes and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                SECTION 3.14. Effect Of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Series 2 1/2% Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a Holder of a number of shares of Common Stock issuable upon conversion of such Series 2 1/2% Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

                The Company shall cause the Trustee to mail notice of the execution of such supplemental indenture to each Holder of Series 2 1/2% Notes at its address appearing on the Series 2 1/2% Note register provided for in
Section 7.4 of the Indenture.

                The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations and sales.

                If this Section applies, none of Sections 3.06, 3.07 or 3.08 shall apply.

                SECTION 3.15. Company Determination Final. Any determination that the Company, or the Board of Directors of the Company or a duly authorized committee thereof must make pursuant to Section 3.03, 3.06, 3.07, 3.08, 3.09, 3.10, 3.14 or 3.17 is conclusive.

                SECTION 3.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article III should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 3.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for, and makes no representation as to, the validity or value of any securities or assets issued upon conversion of Series 2 1/2% Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article
III. Each Conversion Agent shall have the same protection under this Section
3.16 as the Trustee.

                SECTION 3.17. Simultaneous Adjustments. In the event that this
Article III requires adjustments to the Conversion Rate under more than one of Sections 3.06, 3.07, 3.08(a) or 3.08(b), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 3.08(a); second, the provisions of Section 3.08(b); third, the provisions of
Section 3.06; and fourth, the provisions of Section 3.07.

                SECTION 3.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article III, any subsequent event requiring an adjustment under this Article III shall cause an adjustment to the Conversion Rate as so adjusted.

                SECTION 3.19. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article III, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Article and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Company.

                Each share of Common Stock issued upon conversion of Series
2 1/2% Notes pursuant to this Article III shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Series 2 1/2% Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this
Article III, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of the Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 3.08(b) (to the extent required thereby) upon the separation of the Rights from the Common Stock.

                SECTION 3.20. Legends. In accordance with the restrictions on transfer and exchange of Series 2 1/2% Notes as set forth in Section 2.02, each stock certificate representing Common Stock issued upon conversion of Series
2 1/2% Notes, unless it has been sold pursuant to a registration statement that has been declared effective under the Securities Act, shall bear a legend in substantially the following form:

                THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933,

        AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO SIRIUS SATELLITE RADIO INC. OR TO ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A), (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO ANY INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

                SECTION 3.21. Definitions.

                "Current Market Price" per share of the Common Stock on any date of determination means the average of the last reported sale prices of the Common Stock for the ten consecutive Trading Days ending on and including such date of determination. The last reported sale price (the "Closing Sale Price") for any Trading Day shall be (i) if the Common Stock is then listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common

Stock on such Trading Day on the principal securities exchange on which the Common Stock is listed, (ii) if the Common Stock is not listed or admitted for trading as described in clause (i), the last reported sale price of the Common Stock on such Trading Day on the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not listed or quoted as described in clause (i) or (ii), the mean between the high bid and low asked quotations on such Trading Day for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any Trading Day or the average of such last reported sale prices for any period shall be the fair market value of the Common Stock as determined by a member firm of the New York Stock Exchange selected by the Company.

                Notwithstanding the foregoing, the Current Market Price per share of Common Stock for the purpose of any adjustment to the Conversion Ratio pursuant to (x) Section 3.08(a) of this Second Supplemental Indenture in respect of Distributed Securities that are capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company that are listed or quoted on a national or regional exchange or market, means the average closing sales prices of the Common Stock for the ten Trading Days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock are then listed or quoted and (y) Section 3.08(c) or Section 3.08(d) of this Second Supplemental Indenture means the Closing Sale Price on the date of determination.

                "IAI" means an institutional "accredited investor," as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

                "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 20, 2004, between the Company and the Initial Purchaser.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

                "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Securities pursuant to the Registration Rights Agreement.

                "Trading Day" means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the applicable security is not quoted on the Nasdaq National Market, or if the applicable security is not listed on the Nasdaq National

Market, on the principal other national or regional securities exchange or market on which the applicable security is then listed or traded.

                "Transfer Restricted Securities" means Securities that bear or are required to bear a legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.02(b).

                SECTION 3.22. Other Definitions.

        Term                              Defined in Section:
        ----                              ------------------
        Agent Members                     2.01(b)
        Global Securities                 2.01(a)
        IAI Global Security               2.01(a)
        Rule 144A                         2.01(a)
        Rule 144A Global Security         2.01(a)

                                   ARTICLE IV

                              Defaults and Remedies

                SECTION 4.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (1) default in the payment of any interest upon any
                Series 2 1/2% Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

                        (2) default in the payment of the principal of any
                Series 2 1/2% Note when it becomes due and payable; or

                        (3) failure by the Company to provide the notice of a
                Fundamental Change in accordance with Section 2.03 hereof or default in the payment of the Repurchase Price in respect of any Series 2 1/2% Note on the Repurchase Date therefor; or

                        (4) failure by the Company to deliver shares of Common
                Stock (together with cash in lieu of fractional shares) when such Common Stock (or cash in lieu of fractional shares) is required to be delivered following conversion of a Series 2 1/2% Note and continuation of such default for a period of 10 days; or

                        (5) default in the performance, or breach, of any
                covenant or warranty of the Company contained in the Series
                2 1/2% Notes, the Indenture or in this Second Supplemental Indenture (other than or those referred to in clauses (1) through (4) above), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Series 2 1/2% Notes then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                        (6) failure by the Company to pay any sinking fund
                payment when due;

                        (7) the entry by a court having jurisdiction in the
                premises of (A) a decree or order for relief in respect of the Company or a Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company or a Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                        (8) the commencement by the Company or a Subsidiary of a
                voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or a Subsidiary to the entry of a decree or order for relief in respect of the Company or a Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Subsidiary, or the filing by either the Company or a Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by either the Company or a Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Subsidiary or of any substantial part of their respective properties, or the making by either the Company or a Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or a Subsidiary in writing of an inability to pay the debts of either the Company or a Subsidiary generally as they become due, or the taking of corporate action by the Company or a Subsidiary in furtherance of any such action.

                SECTION 4.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 4.01(7) or (8) with respect to the Company) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Series 2 1/2% Notes then Outstanding may declare the principal of, and accrued interest on, all the Series 2 1/2% Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 4.01(7) or (8) occurs with respect to the Company, the principal of, and accrued interest on, all the Series 2 1/2% Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

                At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article IV provided, the Holders of a majority in aggregate principal amount of the Series 2 1/2% Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                        (1) the Company has paid or deposited with the Trustee a
                sum sufficient to pay:

                                (A) all overdue interest on all Series 2 1/2%
                        Notes,

                                (B) the principal of any Series 2 1/2% Notes
                        which have become due otherwise than by such declaration of acceleration, and interest thereon from the required payment date at an annual rate of 1% above the rate borne by the Series 2 1/2% Notes,

                                (C) to the extent that payment of such interest
                        is lawful, interest upon overdue interest from the required payment date at an annual rate of 1% above the rate borne by the Series 2 1/2% Notes, and

                                (D) all sums paid or advanced by the Trustee
                        hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                        (2) all Events of Default, other than the nonpayment of
                the principal of, and accrued interest on, Series 2 1/2% Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section
                5.13 of the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                SECTION 4.03. Company Notice to Trustee. The Company shall file with the Trustee written notice of the occurrence of any Event of Default within five Business Days of the Company's becoming aware of such Event of Default.

                                    ARTICLE V

                      Original Issue of Series 2 1/2% Notes

                SECTION 5.01. Original Issue. Series 2 1/2% Notes in the aggregate principal amount equal to $250,000,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Series 2 1/2% Notes to or upon a Company Order. Upon delivery to the Trustee of a Company Order certifying that the option for an additional amount described in the Purchase Agreement has been validly exercised, up to an additional $50,000,000 in principal amount of the Series
2 1/2% Notes may be authenticated by the Trustee.

                                   ARTICLE VI

                       Defeasance and Covenant Defeasance

                SECTION 6.01. Applicability. The Company hereby elects, pursuant to Section 14.1 of the Indenture, to make Sections 14.2 and 14.3 thereof applicable to the Series 2 1/2% Notes.

                SECTION 6.02. References. (a) With respect to the Series 2 1/2% Notes, references to Section 5.1 or 5.2 of the Indenture shall be deemed to be references to Section 4.01 or 4.02 hereof.

                (b) With respect to the Series 2 1/2% Notes, references in
Section 14.4(a) of the Indenture to "Stated Maturity" shall be deemed to mean "Stated Maturity, or any Redemption Date or Repurchase Date, or upon conversion or otherwise". References in Section 14.4(a) of the Indenture to "Trustee" shall be deemed to mean "Trustee, the Paying Agent or the Conversion Agent".

                                   ARTICLE VII

                            Miscellaneous Provisions

                SECTION 7.01. Defined Terms. Except as otherwise expressly provided in this Second Supplemental Indenture or in the form of Series 2 1/2% Note or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series 2 1/2% Note that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                SECTION 7.02. Indenture. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed. This Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                SECTION 7.03. Trustee. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or of the Series
2 1/2% Notes. The Trustee shall not be accountable for the use or application by the Company of the Series 2 1/2% Notes or the proceeds thereof.

                SECTION 7.04. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                        SIRIUS SATELLITE RADIO INC.,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE BANK OF NEW YORK, as Trustee,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

Exhibit A

                           [FORM OF FACE OF SECURITY]

                           [Global Securities Legend]

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.(1)

                         [Restricted Securities Legend]

                THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE

----------
        (1) These paragraphs should be included only if the Security is a Global Security.

COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO SIRIUS SATELLITE RADIO INC., OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO ANY INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

                           SIRIUS SATELLITE RADIO INC.

CUSIP No. 82966UAB9                                                      No. 001

                        2 1/2% CONVERTIBLE NOTE DUE 2009

                Sirius Satellite Radio Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co.,
or registered assigns, the principal sum of      Dollars on February 15, 2009
[or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].(2)

                Interest Payment Dates: February 15 and August 15, beginning August 15, 2004

                Record Dates: February 1 and August 1

                This Security is convertible as specified on the reverse hereof. Additional provisions of this Security are set forth on the reverse hereof.

                             SIGNATURE PAGE FOLLOWS

----------
        (2) This phrase should be included only if the Security is a Global Security.

                IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        SIRIUS SATELLITE RADIO INC.

                                        By:
                                            -------------------------
                                            Name:
                                            Title:

Attest:

By:
    ------------------------
    Name:
    Title:

Trustee's Certificate of Authentication: This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
as Trustee,

By:

------------------------------------
Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                           SIRIUS SATELLITE RADIO INC.
                        2 1/2% CONVERTIBLE NOTE DUE 2009

1.      Interest

                Sirius Satellite Radio Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 2.50% per annum. The Company shall pay interest semiannually on February 15 and August 15 of each year, commencing August 15, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 20, 2004; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at the same rate as interest on the overdue principal to the extent lawful.

2.      Method of Payment

                The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on February 1 or August 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depository or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee.

3.      Paying Agent, Registrar and Conversion Agent

                Initially, The Bank of New York (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its

Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.      Indenture Limitations

                This Security is one of a duly authorized issue of Securities of the Company designated as its 2 1/2% Convertible Notes due 2009 (the "Securities") issued under an Indenture dated as of May 23, 2003, as supplemented by the Second Supplemental Indenture dated as of February 20, 2004 (the "Second Supplemental Indenture" and as so supplemented, together with any other supplemental indentures thereto, the "Indenture"), between Sirius Satellite Radio Inc. (the "Company"), and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are senior unsecured obligations of the Company limited to $300,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.      Optional Redemption

                The Company shall not have the option to redeem the Securities prior to February 15, 2009.

6.      Purchase of Securities at Option of Holder Upon a Fundamental Change

                At the option of the Holder, and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 days (or if such 30th day is not a Business Day, the next succeeding Business Day) after the date of the notice of the occurrence of a Fundamental Change provided to Holders as provided in Section 2.03 of the Second Supplemental Indenture, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

7.      Conversion

                A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on

February 15, 2009; provided, however, that if the Security is subject to purchase upon a Fundamental Change, the conversion right will terminate at the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Repurchase Payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased). The initial Conversion Rate is 226.7574 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Security is determined by multiplying the number of $1,000 principal amount Securities to be converted by the Conversion Rate in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date. To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof that are subject to purchase following a Fundamental Change on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of the Indenture and the Second Supplemental Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. A Security in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture and the Second Supplemental Indenture.

8.      Denominations, Transfer, Exchange

                The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.      Persons Deemed Owners

                The Holder of a Security may be treated as the owner of it for all purposes.

10.     Unclaimed Money

                If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

11.     Amendment, Supplement and Waiver

                Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.     Successor Person

                When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person will (except in certain circumstances specified in the Indenture) be released from those obligations.

13.     Defaults and Remedies

                Under the Indenture, an Event of Default includes:

                        (1) default in the payment of any interest upon any
                Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                        (2) default in the payment of the principal of any
                Security when it becomes due and payable; or

                        (3) failure by the Company to provide the notice of a
                Fundamental Change in accordance with Section 2.03 of the Second Supplemental

                Indenture or default in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor; or

                        (4) failure by the Company to deliver shares of Common
                Stock (together with cash in lieu of fractional shares) when such Common Stock (or cash in lieu of fractional shares) is required to be delivered following conversion of a Security and continuation of such default for a period of 10 days; or

                        (5) default in the performance, or breach, of any
                covenant or warranty of the Company contained in the Securities, the Indenture or the Second Supplemental Indenture (other than or those referred to in clauses (1) through (4) above), and continuance of such default or breach for a period of 60 days after there has been given notice by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

                        (6) failure by the Company to pay any sinking fund
                payment when due; or

                        (7) certain events of bankruptcy or insolvency with
                respect to the Company and its Subsidiaries.

        If an Event of Default (other than an event of default as described in clause (7) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization with respect to the Company as described in clause (7) herein, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of an Event of Default.

14.     Trustee Dealings with the Company

                The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.     No Recourse Against Others

                A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.     Authentication

                This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.     Abbreviations and Definitions

                Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18.     Holders' Compliance with Registration Rights Agreement

                Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

19.     Indenture to Control; Governing Law

                In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law which would require the application of the laws of another jurisdiction.

                The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary.

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                I or we assign and transfer this Security to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint


------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:  ___________                      __________________________________
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

        CHECK ONE BOX BELOW:

        (1)     [ ]     to the Company; or

        (2)     [ ]     pursuant to an effective registration statement under
                        the Securities Act of 1933; or

        (3)     [ ]     inside the United States to a "qualified institutional
                        buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

        (4)     [ ]     pursuant to the exemption from registration provided by
                        Rule 144 under the Securities Act of 1933.

        (5)     [ ]     to an institutional "accredited investor" (as defined in
                        Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidence by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                               _________________________________
                                               Signature

Signature Guarantee:

__________________________________             _________________________________
Signature must be guaranteed                   Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________                         _________________________________
                                               Notice: To be executed by an
                                               executive officer

                                CONVERSION NOTICE


                To convert this Security into Common Stock of Sirius Satellite Radio Inc.,

check the box: [ ]

                To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000):
$______________.

                If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

                                        Your signature:

Date: _________________________         ________________________________________
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

Signature Guarantee:

___________________________________     _________________________
Signature must be guaranteed            Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL

To: Sirius Satellite Radio Inc.

                The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Sirius Satellite Radio Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company, and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Date: ____________                      _______________________________
                                        Signature(s)

Signature Guarantee:

_______________________________             ___________________
Signature must be guaranteed                Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Principal amount to be redeemed (in an
integral multiple of $1,000, if less than all):


-----------------------------------

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                     SCHEDULE OF EXCHANGES OF SECURITIES(3)

                The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:


                    Principal Amount
                         of this                                 Amount of            Amount of
                     Global Security        Authorized          Decrease in          Increase in
                     Following Such        Signatory of       Principal Amount     Principal Amount
         Date         Decrease (or          Securities             of this              of this
     of Exchange        Increase)            Custodian         Global Security      Global Security
     -----------   --------------------    --------------    --------------------  ------------------



----------
        (3) This schedule should be included only if the Security is a Global Security.

Exhibit B

                   Form of Transferee Letter of Representation

Sirius Satellite Radio Inc.
1221 Avenue of the Americas, 36th Floor
New York, NY 10020

In care of
[         ]

Ladies and Gentlemen:

        This certificate is delivered to request a transfer of $[       ]
principal amount of the 2 1/2% Convertible Notes Due 2009 (the "Securities") of Sirius Satellite Radio Inc. (the "Company").

        Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

        Name:
             ----------------------------------

        Address:
                -------------------------------

        Taxpayer ID Numbers:
                            -------------------

        The undersigned represents and warrants to you that:

        1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

        2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                             TRANSFEREE:

                                               by
                                                 -------------------------------
                                                 Name:
                                                 Title: